FOR IMMEDIATE RELEASE                                              APRIL 4, 2005


      Castelle Reports Financial Results for Fourth Quarter, Full Year 2004

      Company Continues Transition to New Generation of Network Fax Servers

MORGAN HILL, CA - April 4, 2005 - Castelle (Nasdaq: CSTL), a market leader in fax solutions for small to medium-sized workgroups and enterprise applications, today announced financial results for the fourth quarter and year ended December
31, 2004.

Sales for the fourth quarter of 2004 were $2.54 million. Net income for the fourth quarter of 2004 was $1.71 million, or $0.39 per fully diluted share.
Before a non-cash tax benefit of $1.38 million, or $0.31 per fully diluted share, income for the fourth quarter was $333,000. This represented the Company's 14th straight profitable quarter.

For the year ended December 31, 2004, Castelle reported sales of $10.46 million.
Sales for the year were primarily impacted by the Company's divestiture of its legacy products. Net income for 2004 was $2.12 million, or $0.48 per fully diluted share. Before a non-cash tax benefit of $1.07 million, or $0.24 per fully diluted share, income in 2004 was $1.05 million.

"We are pleased to report another year of steady sales, solid profitability and, perhaps most importantly, continued progress in our expansion into enterprise-level applications with our new FaxPress PremierTM fax servers," said
Scott C. McDonald, President and CEO of Castelle. "As part of this strategy, we have successfully divested our legacy products, such as our print servers and storage servers, and have extended our family of network fax servers to include both analog and digital capabilities. Our commitment to our fax server family allows us to focus on customer needs within the fax server market. We have already achieved positive results in Europe and North America, and are optimistic that we can achieve similar successes in Asia, where we recently launched our FaxPress Premier product line," concluded Mr. McDonald.

As a result of the pending restatement announced by Castelle on March 31, 2005 in its Current Report on Form 8-K, the Company is not currently providing historical data for comparison purposes until such restated financial statements are available. Please see below and refer to the Form 8-K for additional details.

Company Strengthens Balance Sheet with Strong Gains in Cash
Mr. McDonald further noted that the Company has significantly strengthened its balance sheet - and its potential for internally financed expansion - during the past year. Cash and cash equivalents rose 21% to $5.60 million as of December
31, 2004. Castelle continues to operate with virtually zero long-term debt.

Deferred Tax Asset Treatment
Due to the Company's continued profitability and a determination that it is likely that certain future tax benefits will be realized, a portion of the Company's deferred tax assets were recognized in the fourth quarter of 2004 in addition to the portion recorded in the fourth quarter of 2003, resulting in recorded deferred tax assets of $1.52 million as of December 31, 2004. The
Company had approximately $13 million of available federal Net Operating Loss
(NOL) carry-forwards as of December 31, 2004 and does not expect to utilize significant amounts of cash for income tax payments until the NOLs have been utilized.


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Internal Controls and Restatement of Historical Financial Statements
Historically, Castelle has classified certain costs of service revenues as a component of sales and marketing expenses, which, under generally accepted accounting principles, should have been classified as cost of service revenues.
Based on a preliminary analysis, the Company expects to reclassify approximately
$700,000 in each of fiscal 2002 and 2003, and approximately $800,000 for the nine-months ended September 30, 2004 out of sales and marketing and include these amounts within cost of service revenues in its statements of operations.
The reclassifications will have no impact on reported revenue, net income and earnings per share for the respective periods. The Company has concluded that the internal control deficiency that led to the errors in the historical classification of cost of service revenues is a "material weakness" as defined by the Public Company Accounting Oversight Board's Accounting Standard No. 2.

The Company has also determined, based on a preliminary analysis, that service revenues attributable to extended support contracts were overstated by approximately $50,000, $35,000 and $40,000 for the nine-months ended September
30, 2004, fiscal 2003 and fiscal 2002, respectively. The revenue overstatements represent less than 1% of the Company's total sales for the respective periods.
The Company's independent auditors, Grant Thornton LLP, concluded that the internal control deficiency that led to the aforementioned revenue recognition errors is a "material weakness" as defined by the Public Company Accounting
Oversight Board's Accounting Standard No. 2. Since then, the Company has remedied the process and believes that its internal controls over financial reporting relating to the recognition of sales from extended support contracts were effective as of March 31, 2005.

The Company has also identified an error that resulted in an overstatement of its accrual for paid-time-off beginning in 2002 and continuing through 2004.
Based on a preliminary analysis, the Company believes that the error resulted in the overstatement of expenses by approximately $25,000 in the aggregate during fiscal 2002, 2003 and for the nine-months ended September 30, 2004.

The Company will restate its consolidated financial statements for fiscal 2002 and 2003 and the nine months ended September 30, 2004 to correct all these errors.

For a more detailed explanation, please refer to the Current Report on Form 8-K, which was filed by the Company on March 31, 2005.

Castelle has notified the SEC that it will need to delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2004. The notification provides an extension to file the Form 10-K no later than 15 calendar days after its original due date of March 31. If filed within that time frame, Castelle will have satisfied the SEC's requirement for a timely submission of its Form 10-K.

About Castelle
Castelle, a market leader in fax solutions for small to medium-sized workgroups and enterprise applications, develops office automation systems that allow organizations to easily implement faxing over local area networks and the Internet. Castelle's network fax servers, FaxPress and FaxPress Premier, provide a simple way to integrate fax with email, desktop and back-end applications.
Castelle products are an all-in-one fax solution designed to be easy to use and maintain, and provide an economical way for companies to share resources over the network. Castelle was founded in 1987 and is headquartered in Morgan Hill, California. Its products are available through a worldwide network of distributors, resellers, online retailers, and the Castelle Online Store. Visit
Castelle online at www.castelle.com.

FaxPress(TM) and FaxPress Premier(TM) are trademarks of Castelle.

If you would like to be added to Castelle's investor email list, please contact
Karin Smith at ksmith@castelle.com.
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Forward-Looking Statements
This press release contains forward-looking statements including but not limited to references to sales growth and our ability to successfully expand our product offering and remain profitable. These statements are subject to risks and uncertainties, including but not limited to the impact on our results from fluctuations in demand for our products, introduction of new products by our competitors, the timely development, acceptance and pricing of new products, the effectiveness of our cost control and productivity improvement procedures, the success and timeliness of the remediation of internal controls over financial reporting, completion of our restatement of our 2002 and 2003 financial statements and general economic conditions as they affect our customers.
Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements as contained in our reports to the Securities and Exchange Commission, including our Forms 10-K and 10-Q. We assume no obligation to update the forward-looking information.






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



                                    CASTELLE
                  Condensed Consolidated Statements of Earnings
                      (in thousands, except per share data)
                                                                 Three Months Ended         Twelve Months Ended
                                                                     12/31/2004                  12/31/2004
Sales:
Products                                                             $    1,830                     $ 8,011
Services                                                                    712                       2,446
                                                    ---------------------------------------------------------
        Net sales                                                         2,542                      10,457

Cost of sales:
Products                                                                    634                       2,539
Services                                                                    205                         826
                                                    ---------------------------------------------------------
       Cost of sales                                                        839                       3,365
                                                    ---------------------------------------------------------
      Gross profit                                                        1,703                       7,092
Operating expenses:
   Research and development                                                 405                       1,717
   Sales and marketing                                                      591                       2,476
   General and administrative                                               377                       1,833
                                                    ---------------------------------------------------------
      Total operating expenses                                            1,373                       6,026
      Operating income                                                      330                       1,066
Other income/(expenses), net                                                  3                         (14)
                                                    ---------------------------------------------------------
      Income before income taxes                                            333                       1,052
Benefit from income taxes                                                (1,381)                     (1,067)
                                                    ---------------------------------------------------------
      Net income                                                        $ 1,714                     $ 2,119
                                                    =========================================================
Net income per common share:
        Basic                                                           $  0.46                      $  0.59
                                                    =========================================================
        Diluted                                                         $  0.39                      $  0.48
                                                    =========================================================
Shares used in per share calculation:
        Basic                                                             3,742                        3,616
                                                    =========================================================
        Diluted                                                           4,420                        4,417
                                                    =========================================================

As a percentage of net sales:
Sales:
Products                                                                    72%                          77%
Services                                                                    28%                          23%
                                                    ---------------------------------------------------------
       Net sales                                                           100%                         100%

Cost of sales:
Products                                                                    25%                          24%
Services                                                                     8%                           8%
                                                    ---------------------------------------------------------
       Cost of sales                                                        33%                          32%

      Gross profit                                                          67%                          68%

Operating expenses:
   Research and development                                                 16%                          16%
   Sales and marketing                                                      23%                          24%
   General and administrative                                               15%                          18%
                                                    ---------------------------------------------------------
      Total operating expenses                                              54%                          58%
      Operating income                                                      13%                          10%
Other income/(expenses), net                                                --%                          --%
                                                     --------------------------------------------------------
      Income before income taxes                                            13%                          10%
Benefit from income taxes                                                  (54%)                        (10%)
                                                    ---------------------------------------------------------
      Net income                                                            67%                          20%
                                                    =========================================================

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

                                    CASTELLE
                      Condensed Consolidated Balance Sheets
                                 (in thousands)


                                                                                             12/31/2004
                                                                                        ---------------------
   Assets
      Current assets:
        Cash and cash equivalents                                                                    $ 5,599
        Accounts receivable, net                                                                         857
        Inventories                                                                                    1,785
        Prepaid and other current assets                                                                 130
        Deferred taxes                                                                                   231
                                                                                        ---------------------
          Total current assets                                                                         8,602

        Property and equipment, net                                                                      203
        Other assets                                                                                      50
        Deferred taxes, non-current                                                                    1,292
                                                                                        ---------------------

          Total assets                                                                              $ 10,147
                                                                                        =====================

   Liabilities & shareholders' equity

      Current liabilities:
        Long-term debt, current portion                                                               $   15
        Accounts payable                                                                                 511
        Accrued liabilities                                                                            1,073
        Deferred revenue                                                                               1,253
                                                                                        ---------------------
          Total current liabilities                                                                    2,852

      Long-term debt                                                                                      14
                                                                                        ---------------------
          Total liabilities                                                                            2,866

      Shareholders' equity                                                                             7,281
                                                                                        ---------------------

          Total liabilities and shareholders' equity                                                $ 10,147
                                                                                        =====================

                                                        # # # # #
Castelle Contact Information:

Scott C. McDonald
President & Chief Executive Officer
Tel. 408.852.8000 Fax 408.852.8100

Karin Smith
Director of Marketing
Tel. 408.852.8034
Fax 408.852.8134

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